FORM OF PRINCIPAL UNDERWRITING AGREEMENT

                            KEYSTONE FAMILY OF FUNDS


         AGREEMENT made this 11th day of December, 1996 by and between each of the parties listed on Exhibit A attached hereto and made a part hereof, each for itself and not jointly (each a "Fund"), and Evergreen Keystone Investment Services, Inc., a Delaware corporation ("Principal Underwriter").

         It is hereby mutually agreed as follows:

         1.  The  Fund  hereby  appoints   Principal   Underwriter  a  principal
underwriter of the shares of beneficial interest of the Fund sold prior to December 11, 1996 (the "Shares") as an independent contractor upon the terms and conditions hereinafter set forth. Except as the Fund may from time to time agree, Principal Underwriter will act as agent for the Fund and not as principal.

         2. Having assigned all rights to commission payments for Shares sold on or after December 1, 1996 but before December 11, 1996 to Evergreen Keystone Distributor, Inc., Principal Underwriter will not be entitled to commissions on such Shares. Principal Underwriter shall be entitled to commissions on Shares outstanding prior to December 1, 1996 and as set forth on Exhibit B attached hereto and made a part hereof and in the then current prospectus and/or statement of additional information of the Fund. Principal Underwriter may reallow all or a part of such commissions to such of its representatives, or to such brokers or dealers, as Principal Underwriter may determine.

         3. Principal Underwriter shall not make, or permit any representative, broker or dealer to make, any representations concerning the Shares except those contained in the then current prospectus and/or statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information.

         4. Principal Underwriter agrees to comply with the Business Conduct Rules of the National Association of Securities Dealers, Inc.

         5. The Fund agrees to indemnify and hold harmless the Principal Underwriter, its officers and Directors and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act"), against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Principal Underwriter, its officers, Directors or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon

                  a) any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, prospectus or statement of additional information (including amendments and supplements thereto), or

                  b) any omission or alleged omission to state a material fact required to be stated in the Fund's registration statement, prospectus or statement of additional information necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance and in conformity with information furnished to the Fund by the Principal Underwriter for use in the Fund's registration statement, prospectus or statement of additional information, such indemnification is not applicable. In no case shall the Fund indemnify the Principal Underwriter or its controlling person as to any amounts incurred for any liability arising out of or based upon any action for which the Principal Underwriter, its officers and Directors or any controlling person would otherwise be subject to liability by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement.

         6. The Principal Underwriter agrees to indemnify and hold harm less the Fund, its officers, Trustees and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act against any loss, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Fund, its officers, Directors or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise arising out of the acquisition of any Shares by any person which

                  a) may be based upon any wrongful act by the Principal Underwriter or any of its employees or representatives, or

                  b) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by the Principal Underwriter.

         7. To the extent required by the Fund's 12b-1 Plan, Principal Underwriter shall provide to the Board of Trustees of the Fund in connection with such 12b-1 Plan, not less than quarterly, a written report of the amounts expended pursuant to such 12b-1 Plan and the purpose for which such expenditures were made.

         8. The term of this Agreement shall begin on the date hereof and, unless sooner terminated or continued as provided below, shall expire after two years. This Agreement shall continue in effect after such term if its continuance is specifically approved by a majority of the Trustees of the Fund and a majority of the 12b-1 Trustees referred to in the 12b-1 Plans of the Fund ("Rule 12b-1 Trustees") at least annually in accordance with the 1940 Act and the rules and regulations thereunder.

         This Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of any Rule 12b-1 Trustees or by a vote of a majority of the Fund's outstanding Shares on not more than sixty (60) days written notice to any other party to the Agreement; and shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         9. This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized at Boston, Massachusetts, on the day and year first written above.


                                 KEYSTONE  QUALITY  BOND  FUND  (B-1)
                                 KEYSTONE DIVERSIFIED BOND FUND (B-2)
                                 KEYSTONE HIGH INCOME BOND FUND (B-4)
                                 KEYSTONE    BALANCED    FUND   (K-1)
                                 KEYSTONE STRATEGIC GROWTH FUND (K-2)
                                 KEYSTONE   GROWTH  AND  INCOME  FUND
                                 (S-1)  KEYSTONE  MID-CAP GROWTH FUND
                                 (S-3)  KEYSTONE SMALL COMPANY GROWTH
                                 FUND  (S-4)  each for itself and not
                                 jointly


                                 By: /s/ George S. Bissell
                                   ________________________________
                                   Geprge S. Bissell, Chairman

                                 EVERGREEN KEYSTONE INVESTMENT
                                 SERVICES, INC.


                                 By: /s/ Rosemary D. Van Antwerp
                                   ________________________________
                                   Rosemary D. Van Antwerp
                                   Senior Vice President

                                   EXHIBIT A

                                       TO

                        PRINCIPAL UNDERWRITING AGREEMENT

                            DATED DECEMBER 11, 1996

              BETWEEN EVERGREEN KEYSTONE INVESTMENT SERVICES, INC.

                                      AND

                            KEYSTONE FAMILY OF FUNDS


               KEYSTONE QUALITY BOND FUND (B-1)
               KEYSTONE DIVERSIFIED BOND FUND (B-2)
               KEYSTONE HIGH INCOME BOND FUND (B-4)
               KEYSTONE BALANCED FUND (K-1)
               KEYSTONE STRATEGIC GROWTH FUND (K-2)
               KEYSTONE AND INCOME FUND (S-1)
               KEYSTONE MID-CAP GROWTH FUND (S-3)
               KEYSTONE SMALL COMPNAY GROWTH FUND (S-4)

                                    EXHIBIT B

                                       TO

                        PRINCIPAL UNDERWRITING AGREEMENT

                             DATED DECEMBER 11, 1996

              BETWEEN EVERGREEN KEYSTONE INVESTMENT SERVICES, INC.

                                       AND

                            KEYSTONE FAMILY OF FUNDS


         Until such time as each Fund has paid to the Principal Underwriter an amount equal to the aggregate amount set forth for such Fund in the table entitled "KID Receivables," the calculation of the distribution fees and contingent deferred sales charges (collectively the "Fees") that the Principal Underwriter is entitled to receive hereunder with respect to such Fund pursuant to Paragraph 2 in respect of the Shares sold before December 1, 1996 shall be based upon only those assets of that Fund that are attributable to Shares sold before December 1, 1996 (the "Pre-Acquisition Shares"). The Fees calculated in accordance with the foregoing sentence will be used to pay amounts in respect of KID Receivables or, to the extent for any month amounts are payable by the Principal Underwriter with respect to Travelers/KID Receivables in respect of the amounts set forth for each Fund in the table entitled "Travelers/KID Receivables," amounts in respect of Travelers/KID Receivables.

         Once  a  Fund  has  paid  the  aggregate   amount  of  KID  Receivables
attributable  to  such  Fund,  or in the  event  there  are  no KID  Receivables attributable to such Fund at the time this Agreement is entered into, the Principal Underwriter shall no longer be entitled to payment of any Fees hereunder so long as any amounts remain payable with respect to the Fund to Evergreen Keystone Distributor, Inc. ("EKDI") under the Principal Underwriting Agreement between EKDI and the Fund dated as of December 11, 1996 (the "Post-Acquisition Underwriting Agreement"). To the extent that no amounts are payable to EKDI with respect to a Fund as provided for in subparagraph (a) of Exhibit B of the Post-Acquisition Underwriting Agreement as of any month end, for that month and that month only, the Principal Underwriter will be entitled to the payment of Fees hereunder, such payment to be payable from the Fees calculated with respect to the entire net assets of the Fund and not just those assets attributable to Pre-Acquisition Shares, up to an amount equal to the aggregate amount set forth for such Fund in the table entitled "Travelers/KID Receivables," if any. Once a Fund has made payments hereunder in an aggregate amount equal to the sum of the KID Receivables and the Travelers/KID
Receivables, no further amounts shall be payable under this Principal Underwriting Agreement for such Fund and it shall terminate.

         For purposes of this Principal Underwriting Agreement and Exhibit B, Pre-Acquisition Shares shall be such shares which are defined in Schedule I attached hereto as "Distributor Shares" calculated as though the Distributor Last Sale Cut-off Date, as such term is defined in said Schedule I, was November 30, 1996.

                                KID Receivables

Keystone Quality Bond Fund (B-1)                  $ 1,417,312.63
Keystone Diversified Bond Fund (B-2)              $ 5,538,666.38
Keystone High Income Bond Fund (B-4)              $ 3,303,927.43
Keystone Balanced Fund (K-1)                      $ 4,102,973.74
Keystone Strategic Growth Fund (K-2)              None
Keystone Growth and Income Fund (S-1)             None
Keystone Mid-Cap Growth Fund (S-3)                None
Keystone Small Company Growth Fund (S-4)          $11,000,687.71


                           Travelers/KID Receivables


Keystone Quality Bond Fund (B-1)                  $ 7,603,267.21
Keystone Diversified Bond Fund (B-2)              $11,894,293.78
Keystone High Income Bond Fund (B-4)              $ 974,711.00
Keystone Balanced Fund (K-1)                      None
Keystone Strategic Growth Fund (K-2)              None
Keystone Growth and Income Fund (S-1)             None
Keystone Mid-Cap Growth Fund (S-3)                None
Keystone Small Company Growth Fund (S-4)          None